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                                                                  EXHIBIT 10.46

                                 LOAN AGREEMENT

         This Agreement is made this 16th day of March, 2001 by and between CRESTMARK BANK, a Michigan banking corporation, whose address is 850 East Long Lake Road, Troy, Michigan 48098 ("Crestmark") and BIG BUCK BREWERY AND STEAKHOUSE, INC., a Michigan corporation, also doing business as "Auburn Hill Winery" and "Big Buck Brewery and Steakhouse", whose principal office address is 550 S. Wisconsin Avenue, Gaylord, MI 49735 ("Borrower").

                              W I T N E S S E T H :

         WHEREAS, Borrower desires to borrow certain sums of money from Crestmark on the terms and conditions as hereinafter set forth;

         WHEREAS, Crestmark is willing to lend such sums to Borrower; and

         WHEREAS, the repayment of the Loan will be secured by all assets of the Borrower.

         NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter contained, and in reliance upon the representations and warranties hereinafter contained, and subject to the terms and conditions hereinafter contained, it is hereby agreed between the parties as follows:

1.       DEFINITIONS:

         In this Agreement and in the Collateral Documents (unless the context thereof requires a contrary definition or unless the same shall be defined therein, in which latter event, the definitions shall be cumulative and not exclusive), the following words, phrases, and expressions shall have the respective meanings attributed to them, to be equally applicable to both the singular and plural forms, unless the plural form is the term so defined.

         1.1 "AGREEMENT" shall mean this Loan Agreement, and all amendments, modifications, extensions and renewals hereof.

         1.2 "BUSINESS DAYS" shall mean each weekday on which Crestmark is open during Crestmark's normal course of business.

         1.3      "COLLATERAL"  shall mean the Letter of Credit.

         1.4 "COLLATERAL DOCUMENTS" shall mean any and all documents, instruments, notes, agreements, and written memoranda, referred to in this Agreement or executed in connection herewith or therewith, now or hereafter existing, and specifically, but not by way of limitation, those documents identified in Section 0.

         1.5 "CONSISTENT BASIS" shall mean, in reference to the application of Generally Accepted Accounting Principles, that the accounting principles observed in the current period are comparable in all material respects to those applied in the preceding periods.

         1.6 "CRESTMARK" shall mean Crestmark Bank, a Michigan banking corporation.

         1.7 "DEFAULT" shall mean and shall exist upon the failure of Borrower to pay the Indebtedness or any other amounts due under the Agreement or the Note, as and when due.


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         1.8      "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" shall mean those principles set forth in Opinion of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, or which have other substantial authoritative support and are applicable in the circumstances as of the date of the report.

         1.9 "INDEBTEDNESS" shall mean and include by way of example, but not by way of limitation:

                  (a) the Loan, and all loans, indebtedness, expenses and liabilities of Borrower or Guarantor to Crestmark whether arising under this Agreement, any of the Collateral Documents, or any other agreement of whatsoever kind, nature and description, primary or secondary, direct, absolute or contingent, due or to become due, and whether now existing or hereafter arising and howsoever evidenced or acquired, and whether joint, several, or joint and several; and

                  (b) all present and future Money Advances made by Crestmark in connection with the Loan or any loan and the Collateral Documents, or otherwise, and whether made at Crestmark's option or otherwise, and the Loan, the Note and all notes now or hereafter executed or existing in connection herewith, and interest accrued thereon, from time to time; and

                  (c) all future advances made by Crestmark for the protection or preservation of Crestmark's rights and interests in the Collateral, or arising under this Agreement or the Collateral Documents, including, but not by way of limitation, advances for taxes, levies, assessments, insurance or maintenance of the Collateral, and reasonable attorneys fees; and

                  (d) all costs and expenses, including without limitation reasonable attorneys' fees, incurred by Crestmark in connection with or arising out of the protection, enforcement or collection of the Indebtedness or expenses incurred in answering general legal issues involving the Borrower; and

                  (e) all costs and expenses incurred by Crestmark in connection with, or arising out of, the sale, disposition, liquidation or other realization including, but not by way of limitation, the taking, retaking or holding, and all proceedings (judicial or otherwise) of the Collateral, including, without limitation, reasonable attorneys' fees.

         1.10 "LETTER OF CREDIT" shall mean the letter of credit in the amount of $1,000,000.00 issued in favor of Crestmark by the Wayne County Employees Retirement System, expiring no earlier than March 31, 2002.

         1.11 "LINE OF CREDIT LOAN BASE" shall mean a dollar amount equal to ONE HUNDRED (100%) PERCENT of the amount of the Letter of Credit.

         1.12 "LOAN" shall mean the Note and any Money Advances made thereunder.

         1.13 "MAXIMUM COMMITMENT" shall mean ONE MILLION AND NO/100 DOLLARS ($1,000,000.00).

         1.14 "MONEY ADVANCE" shall mean a loan or disbursement of money by Crestmark, or any other advance of credit by Crestmark, including, but not limited to, amounts for the payment of interest, fees and expenses of Borrower under the Loan or any loan.

         1.15 "NOTE" shall mean the Promissory Note (Line of Credit) and any other note executed by Borrower evidencing the Loan or a loan, including all renewals, extensions, amendments, modifications, restatements, roll-overs or substitutions thereof, from time to time.


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         1.16     "PERMITTED ENCUMBRANCE" shall mean and include any of the
existing agreements and obligations set forth or described on Exhibit "A" attached hereto and made a part hereof, if any, without increase, amendment, modification, extension thereto, or refinancing thereof. If Exhibit "A" is left blank, no Permitted Encumbrances shall exist.

         1.17 "PERSON" shall mean, by way of example but not by way of limitation, an individual, partnership, limited partnership, corporation, limited liability company, trust, unincorporated organization, entity, government, governmental agency or governmental subdivision.

         1.18 "UNIFORM COMMERCIAL CODE" shall mean Act 174 of the Michigan Public Acts 1962, as amended, and except as otherwise expressly provided herein all other terms used herein, but not defined herein, shall have the meanings assigned to them in Article 9, or absent definition in Article 9, in any other Article of the Uniform Commercial Code.

         1.19 "WSJ PRIME RATE" shall mean that rate nominated as the Prime Rate published and defined in the Wall Street Journal distributed in the Metropolitan Detroit area, as such rate shall vary from time to time, upwards and downwards. For purposes of determining the WSJ Prime Rate for any given day, reference shall be made to the effective date with respect to such Prime Rate as set forth in the Wall Street Journal for such date or the prior banking day, without reference to the actual date such Prime Rate was published or reported therein.

         1.20 ACCOUNTING TERMS: Any accounting terms used in this Agreement unless otherwise indicated, shall have the meanings customarily given to them in accordance with GAAP.

2.       LOAN COMMITMENT:

         Subject to the terms and conditions contained herein, and upon the condition that no Default shall exist, Crestmark agrees that it shall make Money Advances under the Loan pursuant to the following commitment:

         2.1      LOAN COMMITMENT:

                  (a) USE OF PROCEEDS: Borrower agrees to use the proceeds of the Loan to pay all closing costs associated with this Loan, including the fees and costs of Crestmark's counsel, and for working capital liquidity.

                  (b) REPAYMENT: Interest on the Note shall be paid monthly. Principal shall be due in full two years from the date of this Agreement. Provided no Default exists, the interest rate shall be at the per annum rate equal to the WSJ Prime Rate plus One (1%) Percent; during the existence of a Default, the interest rate shall be at a per annum rate equal to the WSJ Prime Rate plus Eight (8%) percent (the "Default Interest Rate"). Late payments shall be assessed a late payment fee of Five (5%) percent of the amount of the late payment.

                  (c) COMMITMENT TO LEND: Subject to the terms and conditions contained in this Agreement, and upon the condition that no Default exists, including, but not limited to, the fact that demand has not been made by Crestmark, and further provided all conditions precedent have been met as of the date of any request for a Money Advance hereunder, Crestmark agrees that it shall, from time to time, make Money Advances to Borrower pursuant to faxed requests for such Money Advances by Borrower. A request for a Money Advance shall be received by Crestmark no later than 1:00pm eastern time in order to be funded on that Business Day. Money Advances will be funded by electronic funds transfer. Money Advances may be funded by wire transfer subject to payment of a fee to Crestmark of $25.00 per wire.


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                  (d)      LINE OF CREDIT LOAN BASE: Notwithstanding the loan
         commitment made in Section 2.1(c), at no time shall the aggregate of all Money Advances outstanding exceed the Line of Credit Loan Base. Any Money Advances outstanding in excess of the Line of Credit Loan Base shall be immediately repaid to Crestmark by Borrower.

         2.2 COMMITMENT FEE: On the date of this Agreement Borrower has paid or will pay to Crestmark a non-refundable Commitment Fee in the aggregate amount of TWO THOUSAND FIVE HUNDRED DOLLARS ($2,500.00) for the extension and maintenance of the Loan, as applicable, which fee has been fully earned by Crestmark.

         2.3 LATE REPORTING FEE. Borrower shall, after notice from dred and Fifty Dollars ($150.00) per document per day for any day any report, financial statement or schedule required by this Agreement to be delivered is past due, unless Crestmark has specifically granted in writing an extension of time within which to deliver said document.

         2.4 RESERVES AGAINST AVAILABILITY: Crestmark may establish reserves against the advances which Borrower is otherwise entitled to borrow under Section 2.1 in such amounts and with respect to such other matters as Crestmark, in its reasonable discretion deems necessary or appropriate.

3.       LOAN ACCOUNT:

         3.1 LOAN ACCOUNT: All Indebtedness under this Agreement shall be charged to a loan account ("Loan Account") in Borrower's name on Crestmark's books. Crestmark shall render to Borrower a monthly statement of the Loan Account, which shall be deemed to be correct and accepted by and binding upon Borrower, unless Crestmark receives a written statement of exception within fifteen (15) Business Days of mailing such statement.

         3.2 PAYMENTS TO LOAN ACCOUNT: Crestmark shall debit the Loan Account the amount of each Money Advance or expense when made or incurred. Two Business Days after the collection of checks and other credit instruments received by Crestmark in payment of interest and/or principal due and outstanding, Crestmark will credit the Loan Account the net amount of cash received by Crestmark; provided, however, that Crestmark will give Borrower credit on such funds immediately upon receipt for purposes of calculating the Line of Credit Loan Base. If any check or other credit instrument for which Crestmark has given such credit is not paid, any credit so given will be reversed and the Indebtedness restored. Notwithstanding the foregoing, Crestmark at its sole discretion may withhold immediate credit against the Line of Credit Loan Base if it determines that a given check or credit item might not be immediately collectible.

4.       EVIDENCE OF INDEBTEDNESS:

         Borrower shall execute a Promissory Note (Line of Credit) in the principal amount of ONE MILLION AND NO/100 ($1,000,000.00) DOLLARS, representing the Maximum Commitment.

5.       CROSS COLLATERALIZATION; CROSS DEFAULT

         CRESTMARK AND BORROWER AGREE THAT IT IS THEIR RESPECTIVE INTENTIONS THAT THE COLLATERAL IS SECURITY FOR THE INDEBTEDNESS AND UPON THE OCCURRENCE OF A DEFAULT, ALL INDEBTEDNESS SHALL BE MATURED, IMMEDIATELY DUE AND PAYABLE, NOTWITHSTANDING ANY MATURITY DATE TO THE CONTRARY HEREIN PROVIDED.


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6.       COLLATERAL DOCUMENTS:

         Borrower and others herein required have also executed and delivered to Crestmark the following documents, which are part of the Collateral Documents:

         6.1 LETTER OF CREDIT: The Letter of Credit shall have been issued and delivered to Crestmark on the date hereof.

7.       REPRESENTATIONS AND WARRANTIES:

         Borrower represents and warrants to Crestmark that:

         7.1 ORGANIZATION AND AUTHORITY: Borrower is a corporation, duly organized and in good standing under the laws of the State of Michigan and has the power and authority to own its assets and transact its business. The Person executing this Agreement has full power and complete authority to execute this Agreement and all Collateral Documents on behalf of Borrower.

         7.2 TRANSACTIONS LEGAL AND AUTHORIZED: The execution, delivery and performance of this Agreement, the Collateral Documents and the other instruments and documents related thereto have been duly authorized by appropriate action of Borrower, and the execution, delivery and performance of this Agreement, the Collateral Documents and other instruments related thereto are not in contravention of Borrower's Articles of Incorporation or by-laws or of the terms of any contract, indenture, agreement or undertaking to which Borrower is a party or by which it is bound.

         7.3 ENFORCEABILITY OF OBLIGATIONS: Borrower's Indebtedness to Crestmark, this Agreement and all Collateral Documents have been duly executed, are valid, binding upon, and fully enforceable against Borrower in accordance with their respective terms.

         7.4 PERMISSIONS: Borrower has all requisite permissions, licenses, registrations and permits required to conduct its business under the laws of the United States as well as the laws of any state or any foreign country in which it conducts business. The foregoing constitute all of the authorizations required by any Person for the operation of Borrower's business in the same manner as presently conducted, and as proposed to be conducted or conducted from and after the date hereof. All of the foregoing have been validly issued and are in full force and effect. To the best of the knowledge and belief of Borrower, after due investigation, no event has occurred which permits, or after notice or lapse of time, or both, would permit, revocation or termination of any of the foregoing or which materially and adversely affects, or in the future may (so far as Borrower can now reasonably foresee) materially and adversely affect, the rights of Borrower.

         7.5 PENDING LITIGATION: Other than as listed on Exhibit B, no litigation or other proceeding before any court or administrative agency, domestic or foreign, is pending, or threatened. Furthermore, Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, which might have consequences which would impair the business or properties of Borrower.

         7.6      FINANCIAL STATEMENTS/REPORTS/CERTIFICATES:

                  (a) EXISTING FINANCIAL INFORMATION: The financial statements furnished to Crestmark fairly and accurately represent the financial position of the Borrower on the date thereof. There is no information known to the Borrower which would render such financial statements inaccurate in any material respect. Events occurring since the dates of such statements which may materially revise such statements have been disclosed to Crestmark.


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                  (b)      FUTURE FINANCIAL INFORMATION:  All financial
         information, statements, reports and certificates required by this Agreement will to the best knowledge of Borrower be true and accurate.

                  (c) PROJECTED FINANCIAL INFORMATION: The projected financial statements furnished to Crestmark are based upon reasonable assumptions or facts then known to Borrower, and fairly present, to the best knowledge of Borrower, the projected condition of Borrower as therein set forth, and fairly present, to the best knowledge of Borrower, the projected results of operations. There have been no material and adverse changes in the projections of Borrower, financial or otherwise subsequent to date of the most recent projected financial statement furnished to Crestmark.

         7.7 TAX RETURNS/TAXES: Borrower has filed all federal, state, local and foreign tax returns which are required to be filed and has paid all taxes, withholdings, assessments and other government charges which have become due. Borrower does not know of any proposed material additional tax assessment against it, or any of its properties, or any basis therefore.

         7.8 NON-RELIANCE: Crestmark has not undertaken to advise Borrower with respect to the adequacy of the financial accommodations herein set forth, but the financial accommodations are solely the decision of Crestmark as to the type and amount of credit Crestmark is willing to extend and Borrower has made the decision, exclusive of any statements of Crestmark, or any of its officers or employees, to accept the same without inducement and/or reliance upon Crestmark and/or any of its officers and employees.

         7.9 INDEBTEDNESS: On the date hereof, Borrower does not have any indebtedness for borrowed money to any Person that will not be paid off by the use of the proceeds of the Loan, except for the Loan, and Borrower has no commitment, understanding, agreement or arrangement to incur any such indebtedness, except that which is a Permitted Encumbrance.

         7.10 FULL DISCLOSURE: Neither this Agreement nor any written statement furnished by or on behalf of Borrower to Crestmark in connection with the negotiation or the making of the Loan contemplated hereby, taken as a whole, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading. There is no fact relating to Borrower or the business of Borrower which Borrower has not disclosed to Crestmark in writing, which materially and adversely affects, nor as far as Borrower can now foresee, will materially and adversely affect any of the properties, business, prospects, profits or conditions (financial or otherwise) of Borrower, or the ability of Borrower to consummate the transactions or perform and carry out its obligations and undertakings contemplated or provided in this Agreement.

         7.11 BANKRUPTCY: The Borrower is not the subject of any bankruptcy, reorganization, arrangement, insolvency or other similar proceeding.

         7.12 CASUALTY LOSS OR JUDGMENT: The Collateral has not suffered any loss, substantial damage, destruction, or the issuance or filing of any attachment, levy, garnishment or the commencement of any related proceeding upon or in respect to the Borrower or the Collateral.

         7.13 NO MATERIAL ADVERSE CHANGE: No material adverse change has occurred in the existing or prospective financial condition of the Borrower.

         7.14 SURVIVAL AND CONTINUATION: All representations and warranties contained in this Agreement and/or any of the Collateral Documents shall survive the execution of this Agreement, the Collateral Documents and any investigations by Crestmark and shall be, and continue at all times while any Indebtedness is outstanding, to be true and accurate. Borrower shall immediately notify Crestmark, in writing, if any of the foregoing are or have become untrue.

8.       AFFIRMATIVE COVENANTS:


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         Borrower covenants and agrees, that so long as any Money Advances are outstanding or commitments therefore exist under this Agreement and until all Indebtedness due Crestmark is paid in full, Borrower shall:

         8.1 PAYMENTS ON INDEBTEDNESS: Pay all Indebtedness when due, including the principal amount of each Money Advance and accrued interest thereon, in accordance with the terms of the Note and this Loan Agreement, whether by acceleration or otherwise.

         8.2 PERFORMANCE OF OBLIGATIONS: Perform or cause to be performed, all of the terms, conditions, obligations and covenants of Borrower or any other Person as required by this Agreement, the Collateral Documents or any other agreement, note or other document executed between Crestmark and Borrower and/or another Person, whether now existing or hereafter created and take all action (or not fail to take any action or suffer or permit any omission) necessary to maintain the representations and warranties made as true and accurate.

         8.3 MAINTENANCE OF EXISTENCE: Maintain its corporate existence and all rights, licenses, leases, agreements and franchises necessary to continue the operation of its business in the same manner as of the date of execution hereof.

         8.4 INFORMATION: Furnish promptly and in a form satisfactory to Crestmark, such information as Crestmark may request, from to time, and to permit a representative of Crestmark access to any of its premises, computer systems and financial records.

         8.5 NOTIFICATION OF DISPUTES: Notify Crestmark promptly of any claim adverse to, litigation, or administrative or tax proceeding, or other action threatened or instituted against Borrower or any property of Borrower or any other material matter which is not fully covered by insurance which could adversely impair Borrower's financial condition or its ability to conduct its business including, but not limited to, any inquiry or proceedings initiated by any state, federal or foreign regulatory agency. For the purposes of this Agreement, any single such claim, litigation, proceeding, matter, action or inquiry in which the sum in dispute is Ten Thousand ($10,000.00) Dollars, or all such claims, litigation, proceedings, matters, actions or inquiries in which the aggregate sums in dispute are Ten Thousand ($10,000.00) Dollars or more, shall be deemed to be material and adverse. Crestmark is already aware of a pending wrongful discharge lawsuit.

         8.6 PAYMENT OF TAXES: Pay when due all taxes, assessments, and other governmental charges to which Borrower or it's property is or shall be subject before such charges become delinquent, except that no such charge need be paid so long as its validity or amount is being contested in good faith by appropriate proceedings and Borrower shall have established a cash reserve with respect thereto; provided, however, that any such tax, assessment, or charge shall be paid forthwith (under protest) upon the filing of any lien securing the same, commencement of levy, other form of execution, or any other collection action. Borrower shall, in any case involving a contested payment due from Borrower in excess of Five Thousand ($5,000.00) Dollars, give written notice thereof to Crestmark.

         8.7 PAYMENT OF EXPENSES: Pay, on demand, all pre-closing expenses incurred by Crestmark in consummating this Agreement and the Collateral Documents, including reasonable attorneys' fees. Pay the Service Fee on the date when due and any and all post-closing expenses, on demand, that may arise or relate to this Agreement, the Collateral Documents or the Borrower, including reasonable attorneys' fees.

         8.8 COMPLIANCE WITH LAWS: Continue at all times to comply with all laws, ordinances, regulations or requirements of any governmental authority relating to Borrower's business, property or affairs, including the Fair Labor Standards Act of 1938, 29 U.S.C. 200, ET SEQ., as amended from time to time.

         8.9 CONTINUATION OF BUSINESS: Maintain and conduct its business in substantially the same manner as such business is now or has heretofore been carried on.


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         8.10     NOTICE OF DEFAULT: Immediately upon becoming aware of any
Default under this Agreement, give written notice thereof to Crestmark, specifying the nature and period of existence thereof, and what action Borrower is taking or proposes to take with respect thereto, but such notice shall not cure the existence of a Default or prohibit Crestmark from exercising its remedies hereunder.

         8.11 FINANCIAL INFORMATION/REPORTS: Within the time periods specified ,and if no time period is specified, five (5) Business Days shall be deemed the time period, deliver to Crestmark, all financial information, reports, certificates, notices and other information herein required of Borrower, pursuant to any provision of this Agreement or the Collateral Documents.

9.       BOOKS/RECORDS/FINANCIAL REPORTS/CERTIFICATES:

         Borrower covenants and agrees, that so long as any Money Advances are outstanding or commitments therefore exist under this Agreement, and until all Indebtedness due Crestmark is paid in full, it will keep proper books of accounts in a manner satisfactory to Crestmark. Crestmark shall have the right, at any time, to verify any of the collateral, documentation or books, whether such documentation is furnished weekly, monthly or annually in whatever manner and in whatever frequency it deems necessary, including through telephone contact with customers or vendors. Borrower shall also furnish to Crestmark:

         9.1 FINANCIAL STATEMENTS: Annual audited financial statements of Borrower and Wayne County Employees Retirement System, within ninety (90) days after the end of Borrower's fiscal year.

         9.2 INSPECTION OF BOOKS AND RECORDS: Borrower authorizes Crestmark to inspect and confirm Borrower's books, records and papers while in the custody of Borrower or under the custody and control of others, and Crestmark shall have the right to make copies and abstracts thereof, provided, however, that Crestmark shall not disclose any information concerning Borrower obtained thereby to any third person or entity, except as necessary or appropriate in connection with the enforcement of any of Crestmark's rights hereunder. Said inspections shall be initiated and performed during Borrower's normal business hours.

10.      REMEDIES UPON DEFAULT:

         Upon the occurrence of any Default, Crestmark can charge the Default Interest Rate on the Note, and Crestmark shall have the following rights and remedies, provided further that the rights or remedies contained herein or otherwise available shall be cumulative and not exclusive, together with any and all other rights and remedies which may be available, whether contained in this Agreement, the Collateral Documents, or available by virtue of law, including the Uniform Commercial Code and any action by Crestmark shall not serve to release or discharge any other security, property or Collateral held by Crestmark in connection with this transaction.

         10.1 ACCELERATION: All Indebtedness shall accelerate without notice or demand, and immediately be due and payable, without presentation, notice or demand, notwithstanding the maturity or due date, if any, therein to the contrary, all of which are expressly waived by Borrower.

         10.2 LETTER OF CREDIT: Subject to its terms, Crestmark may call the Letter of Credit.

         10.3 INJUNCTIONS: Borrower acknowledges that upon the occurrence of a Default, no remedy at law will provide adequate relief to Crestmark; therefore, Borrower agrees that Crestmark shall be entitled to temporary and permanent injunctive, or other equitable relief in any such case without proving actual damages, it being acknowledged that the nature of Borrower's business dictates such relief is necessary in order to preserve the Collateral and rights of Crestmark.

         10.4 EXPENSES: Borrower shall pay to Crestmark, on demand, any and all expenses, including reasonable attorneys' fees and collection expenses, incurred or paid by Crestmark in protecting or enforcing its rights under this Agreement, the Collateral Documents or pursuant to any other document or agreement relating to the Loan. Borrower shall remain liable to Crestmark for the payment of any deficiency of any Indebtedness, together with interest thereon, until paid. Crestmark shall not be required to proceed against any other party, or against any other security for any Indebtedness or pursue any other right or remedy hereunder, or under any other instrument or agreement, but all such rights and remedies shall be cumulative and in addition to all other rights and remedies of Crestmark.

         10.5 ENFORCEMENT OF RIGHTS: Crestmark shall be entitled to enforce its rights hereunder and to avail itself of the Letter of Credit, simultaneously or successively, in such order and priority as Crestmark shall determine. All rights, remedies and security interests in the Collateral shall continue in full force and effect until all Indebtedness of Borrower shall be satisfied in full, and no single action or actions shall be deemed an election of remedies.

         10.6 RIGHT OF OFFSET: Crestmark or its assigns shall have the right of offset against any funds (i) of Borrower on deposit with or in the possession of Crestmark, (ii) of Borrower on deposit in any account of Borrower established pursuant to this Agreement or the Collateral Documents.

         10.7 APPLICATION OF PROCEEDS: The proceeds of the Letter of Credit shall be applied by Crestmark, first upon all expenses authorized by this Agreement, the Collateral Documents or by law, including reasonable attorney's fees incurred by Crestmark; the balance of the proceeds of such sale or other disposition shall be applied to the payment of the Indebtedness, first to interest, then to principal, then to other Indebtedness, and the surplus, if any, shall be paid over to the Borrower or to such other Person or Persons as may be entitled thereto under applicable law. The Borrower shall remain liable for any deficiency, which the Borrower shall pay to Crestmark immediately upon demand.

                  Nothing herein contained shall be construed to make Crestmark an agent or Trustee of Borrower for any purpose whatsoever, and Crestmark shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction or any part of the Collateral wherever the same may be located and regardless of the cause thereof (except to the extent it is determined by final judicial decision that Crestmark's act or omission constituted gross negligence or willful misconduct). Crestmark shall not, under, circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Accounts, liquidation of the Collateral or any instrument received in payment thereof or for any damage resulting therefrom (except to the extent it is determined by a final judicial decision that Crestmark's error, omission or delay constituted gross negligence or willful misconduct). Crestmark does not, by anything herein or in any assignment or otherwise, assume any of the Borrower's obligations under any contract or agreement assigned to Crestmark, and Crestmark shall not be responsible in any way for the performance by the Borrower of any kind of the terms and conditions thereof.

11.      NOTICE:

         Any notice served to or upon Borrower shall be given to Borrower for all purpose by being sent certified mail, return receipt requested, postage prepaid, or other expedited mail service, addressed to Borrower at the address hereinabove set forth, or at such other address as shall be designated by Borrower to Crestmark in writing, and any such notice shall be given to Crestmark, for all purposes, by being sent certified mail, return receipt requested, postage prepaid, or other expedited mail service, to 850 East Long Lake Road, Troy, Michigan 48098 Michigan, or at such other address as Crestmark may designate to Borrower in writing.

12.      TERMINATION:

         UPON DEFAULT, CRESTMARK MAY TERMINATE THIS AGREEMENT AND ITS OBLIGATIONS HEREUNDER. All of Borrower's obligations, duties, promises, covenants, representations or warranties under this Agreement and Borrower's obligations, duties, promises, covenants, representations or warranties under the Collateral

Documents, shall continue and remain in full force and effect until (i) the Indebtedness is paid in full and (ii) Borrower receives written notification of the termination of Loan from Crestmark.

13.      CONDITIONS PRECEDENT TO LOAN:

         13.1 CONDITIONS PRECEDENT TO LOAN OR ANY ADVANCE: The obligation of Crestmark to make the Loan or any advance is subject to all the conditions and requirements of this Agreement and delivery of the following required documents on the date of this Agreement, or other action, all of which are conditions precedent:

                  (a) CORPORATE STATUS: A Certificate of Good Standing of Borrower certified by the State of Michigan, and any other state in which it conducts business, to the effect that Borrower is authorized to do business within said jurisdiction.

                  (b) RESOLUTIONS: Certified resolutions of each Borrower authorizing the consummation of the transactions contemplated hereby and providing for the execution of a written direction of payment if proceeds are to be paid to a Person other than Borrower.

                  (c) CERTIFIED DOCUMENTS: A true copy, as of the date of execution hereof, of the Articles of Incorporation, and By-Laws of each Borrower, including all amendments to the foregoing, certified to by the secretary of Borrower and a certified list of all names under which Borrower has over the last five (5) years or now conducts business in each jurisdiction where it has or now conducts business under such name(s).

                  (d)      RESOLUTION OF MATTERS FOUND IN DUE DILIGENCE:
         Crestmark shall be satisfied, in its sole discretion, with the resolution of any issues it discovered in its pre-funding due diligence, particularly but not limited to confirmation of delivery or payment on certain shipping discrepancies identified in its field audit of Borrower.

14.      MISCELLANEOUS:

         14.1 BINDING EFFECT: This Agreement shall be binding upon and shall inure to the benefit of Borrower and Crestmark, and their respective successors and assigns, provided that the foregoing shall not authorize any assignment by Borrower of its rights or duties hereunder, which assignment, in whole or in part, by Borrower shall not be permissible.

         14.2 DELAY/WAIVER: No delay or failure of Crestmark in exercising any right, remedy, power or privilege hereunder shall affect such right, remedy, power or privilege, nor shall any single or partial exercise thereof preclude the exercise of any other right, remedy, power or privilege. No delay or failure of Crestmark at any time to demand strict adherence to the terms of this Agreement shall be deemed to constitute a course of conduct inconsistent with Crestmark's right at any time to demand strict adherence to the terms of this Agreement or the Collateral Documents.

         14.3 INCORPORATION BY REFERENCE: The Collateral Documents are incorporated herein by reference, and in the event any provision thereof is inconsistent with the provisions of this Agreement, then this Agreement shall be deemed paramount unless the rights and remedies of Crestmark would be adversely affected or diminished thereby.

         14.4 APPLICABLE LAW: This Agreement and the Collateral Documents shall be interpreted, and the rights of the parties hereunder shall be determined, under the laws of the State of Michigan.

         14.5 FURTHER ASSURANCES: Borrower, from time to time, upon written request of Crestmark, will make, execute, acknowledge and deliver all such further and additional instruments and take all such further action as may be required, to carry out the intent and purpose of this Agreement and to provide for the payment of the Loan, note(s), borrowings and Money Advances, according to the intent and purpose herein and therein expressed.

         14.6 HOLD HARMLESS/INDEMNITY: Borrower hereby assumes responsibility and liability for, and hereby holds harmless and indemnifies Crestmark from and against, any and all liabilities, demands, obligations, injuries, costs, damages (direct, indirect or consequential), awards, loss of interest, principal, or any portion of the Indebtedness, charges, expenses, payments of monies and reasonable attorney fees, incurred or suffered, directly or indirectly, by Crestmark and/or asserted against Crestmark by any Person whatsoever, including Borrower, which arise in whole or in part out of this Agreement, or the Collateral Documents, or the relationship herein set forth or the exercise of any right or remedy including the realization, disposition or sale of the Collateral, or any portion thereof, or the exercise of any right in connection therewith even if the above are caused by the sole action, inaction, omission or negligence of Crestmark, but Borrower shall not be liable if the damages result solely from the fraud or gross negligence of Crestmark.

         14.7 COMPLETE AGREEMENT: This Agreement incorporates and/or contains the entire agreement of the parties hereto and none of the parties shall be bound by anything not expressed in writing.

         14.8 SEVERABILITY: If any provision of this Agreement is in conflict with any statute or rule of law or is otherwise unenforceable for any reason, then that provision shall be deemed null and void to the extent of the conflict or unenforceability and shall be deemed severable. The offending provision shall not invalidate any other provision of this Agreement.

         14.9 AMENDMENT: This Agreement and the Collateral Documents may only be amended, modified or extended by written instrument executed by Crestmark and Borrower.

         14.10 DUPLICATE ORIGINALS: Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

         14.11 TIME OF ESSENCE: Time shall be of the essence in this Agreement.

         14.12 REINSTATEMENT: Borrower further agrees that to the extent Borrower makes a payment or payments to Crestmark, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

         14.13 CONSENT TO JURISDICTION: BORROWER HEREBY WAIVES ANY PLEA OF JURISDICTION OR VENUE ON THE GROUNDS THAT BORROWER IS NOT A RESIDENT OF OAKLAND COUNTY, MICHIGAN, AND HEREBY SPECIFICALLY AUTHORIZES, AT THE OPTION OF CRESTMARK, ANY ACTION BROUGHT TO ENFORCE BORROWER'S OBLIGATIONS TO CRESTMARK TO BE INSTITUTED AND PROSECUTED IN EITHER THE CIRCUIT COURT OF OAKLAND COUNTY, MICHIGAN, OR IN THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF MICHIGAN, AT THE OPTION OF CRESTMARK, AND BORROWER HEREBY SUBMITS TO THE JURISDICTION OF SUCH COURT.

         14.14 RELEASE OF CLAIMS AGAINST CRESTMARK: In consideration of Crestmark's making the Loan described in this Agreement, Borrower hereby releases and discharge Crestmark of and from any and all claims, harm, injury, and damage of any and every kind, known or unknown, legal or equitable, which Borrower has against Crestmark from the date of Borrower's first contact with Crestmark up to the date of this Agreement. Borrower confirms to Crestmark that it has reviewed the effect of this release with competent legal counsel of its choice, or have been afforded the opportunity to do so, prior to execution of this Agreement and the Collateral Documents and acknowledges and agrees that Crestmark is relying upon this release in extending the Loan to Borrower.

         14.15 WAIVER OF JURY TRIAL: BORROWER KNOWINGLY AND VOLUNTARILY AND INTELLIGENTLY WAIVES ITS CONSTITUTIONAL RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY CLAIM, DISPUTE, CONFLICT OR CONTENTION, IF ANY, AS MAY ARISE UNDER THIS AGREEMENT OR UNDER THE COLLATERAL DOCUMENTS, AND AGREES THAT ANY LITIGATION BETWEEN THE PARTIES CONCERNING THIS AGREEMENT AND THE COLLATERAL DOCUMENTS SHALL BE HEARD BY A COURT OF COMPETENT JURISDICTION SITTING WITHOUT A JURY. BORROWER HEREBY CONFIRMS TO CRESTMARK THAT IT HAS REVIEWED THE EFFECT OF THIS WAIVER OF JURY TRIAL WITH COMPETENT LEGAL COUNSEL OF ITS CHOICE, OR HAS BEEN AFFORDED THE OPPORTUNITY TO DO SO, PRIOR TO SIGNING THIS AGREEMENT AND THE COLLATERAL DOCUMENTS AND ACKNOWLEDGES AND AGREES THAT CRESTMARK IS RELYING UPON THIS WAIVER IN EXTENDING THE LOAN TO BORROWER.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first appearing above.


CRESTMARK:                                  BORROWER:

CRESTMARK BANK, a Michigan Banking          BIG BUCK BREWERY AND STEAKHOUSE,
corporation                                 INC.,
                                            a Michigan corporation


By: /s/ Bryan R. Ford                       By: /s/ William F. Rolinski
   ------------------------                    ------------------------
     Bryan R. Ford                               William F. Rolinski
Its: Vice President                         Its:  President


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